2009

Q1

I

FIRST QUARTER REPORT SUMMARY

BEHRINGERHARVARD

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP



5050 Quorum
Dallas, TX

CORPORATE HEADQUARTERS
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION
For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Market Update

- The Dallas/Fort Worth office sublease space continued to grow modestly as companies downsize. The area's commercial real estate investment activity continues to be impacted by the illiquid credit markets, which the Federal Bank of Dallas reported, "is very close to a complete absence of lenders."
- CoStar reported that the Dallas/Fort Worth metro office average occupancy rate improved slightly to 83.8% from 83.6% in the previous quarter. However, this increase was offset by a decline in average office rental rates per square foot to $20.51 from $20.70 in the fourth quarter of 2008, representing a decrease of 0.9%. Of our 10 investments, nine are located in the Dallas area.

Financial Statements

- Total revenues declined for the three months ended March 31, 2009. The continued difficulties of the economy have resulted in weak hospitality demand and declining leasing demand. This decline in total revenues was a result of the following:
  - Rental revenue for the three months ended March 31, 2009 and 2008 was $2.2 million and $4.4 million, respectively. The decrease in revenue for the three months ended March 31, 2009 was primarily the result of the termination of the single-tenant lease at 1221 Coit Road and the expiration of the single-tenant lease at Landmark II. Rental revenue for the three months ended March 31, 2008 included an early termination fee of approximately $1.0 million from the single-tenant lease at 1221 Coit Road. Unless we are able to release these properties quickly, management expects rental revenue to remain at its current level.
  - Hotel revenue for the three months ended March 31, 2009 and 2008 was $2.9 million and $3.9 million, respectively, and was comprised of revenue generated by the operations of Hotel Palomar. The deepening economic recession, global credit crisis, and eroding consumer confidence all contributed to soft lodging demand. We expect hotel revenue to continue to decline in the near future if the U.S. economy continues to experience a significant downturn.
  - The Fund's net operating income (NOI) declined during the first quarter of 2009 to $0.3 million as compared to $1.8 million for the first quarter of 2008. The decline was primarily a result of the decline in total revenues, partially offset by a decrease in property operating expenses.
- The first quarter ended with a net loss of $3.8 million, as compared to a net loss of $5.7 million during the same quarter the previous year. In addition to the decreases in revenues and operating expenses, the net loss was a result of the following factors:
  - A quarter-over-quarter decline of $2.0 million in depreciation and amortization was primarily due to accelerated amortization of lease intangibles associated with the termination and expiration of leases during the first three months of 2008.
  - The $0.5 million decrease in interest expense for the three months ended March 31, 2009 is primarily the result of the decrease in variable interest rates associated with our loans. Interest costs for the development of Cassidy Ridge and the construction of homes at Northwest Highway Land will continue to be capitalized until these projects are complete.
  - We recorded impairment charges of $1.1 million during the first quarter of 2008 to reduce the carrying value of condominiums at Hotel Palomar and Residences. There were no such charges during the three months ended March 31, 2009.

An overview of each property's operations will be included in the Fund's second quarter report.

Some numbers have been rounded for presentation purposes.

Consolidated Balance Sheets

(in thousands, except unit amounts)	*Mar. 31, 2009*	*Dec. 31, 2008*
Assets		
Real estate		
Land	$ 31,000	$ 31,000
Buildings and improvements, net	90,586	91,543
Total real estate	121,586	122,543
Real estate inventory, net	59,377	56,033
Cash and cash equivalents	4,760	4,584
Restricted cash	2,462	2,631
Accounts receivable, net	4,590	4,267
Prepaid expenses and other assets	1,152	1,279
Furniture, fixtures, and equipment, net	3,250	3,580
Deferred financing fees, net	867	1,055
Lease intangibles, net	3,749	3,946
Total assets	$ 201,793	$ 199,918
Liabilities and equity		
Liabilities		
Notes payable	$ 140,888	$ 140,717
Note payable to related party	20,424	13,270
Accounts payable	1,924	1,320
Payables to related parties	720	562
Acquired below-market leases, net	64	68
Distributions payable	260	260
Accrued liabilities	6,453	8,351
Capital lease obligations	165	179
Total liabilities	170,898	164,727
Commitments and contingencies		
Equity		
Partners' capital		
Limited partners - 11,000,000 units authorized, 10,803,839 units issued and outstanding at March 31, 2009 and December 31, 2008	22,439	26,401
General partners	9,208	9,208
Accumulated other comprehensive loss	(489)	(735)
Partners' capital	31,158	34,874
Noncontrolling interest	(263)	317
Total equity	30,895	35,191
Total liabilities and equity	$ 201,793	$ 199,918

Consolidated Statements of Cash Flows

(in thousands)	*3 mos. ended Mar. 31, 2009*	*3 mos. ended Mar. 31, 2008*
Cash flows from operating activities		
Net loss	$ (3,787)	$ (5,703)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	1,902	4,058
Inventory valuation adjustment	-	1,127
Loss on derivative instrument, net	183	-
Change in real estate inventory	(2,409)	(598)
Change in accounts receivable	(323)	(374)
Change in prepaid expenses and other assets	128	(69)
Change in lease intangibles	16	(366)
Change in accounts payable	82	(219)
Change in accrued liabilities	(2,422)	(2,267)
Change in payables or receivables to related parties	158	1,062
Cash used in operating activities	(6,472)	(3,349)
Cash flows from investing activities		
Capital expenditures for real estate	(89)	(1,134)
Change in restricted cash	169	584
Cash provided by (used in) investing activities	80	(550)
Cash flows from financing activities		
Proceeds from notes payable	833	10,634
Proceeds from note payable to related party	7,154	2,000
Payments on notes payable	(640)	(5,251)
Payments on capital lease obligations	(14)	(13)
Financing costs	(10)	(153)
Distributions	(755)	(763)
Distributions to minority interest holders	-	(7)
Cash flows provided by financing activities	6,568	6,447
Net change in cash and cash equivalents	176	2,548
Cash and cash equivalents at beginning of period	4,584	4,907
Cash and cash equivalents at end of period	$ 4,760	$ 7,455
Supplemental disclosure		
Interest paid, net of amounts capitalized	$ 1,333	$ 2,250
Non-cash investing activities		
Capital expenditures for real estate in accounts payable	$ -	$ 39
Amortization of deferred financing fees in properties under development	$ -	$ 2
Capital expenditures for real estate in accrued liabilities	$ 8	$ 49

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2009 and December 31, 2008 and our unaudited, consolidated results of operations and cash flows for the three months ended March 31, 2009 and March 31, 2008. A copy of the Partnership's Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

Consolidated Statements of Operations

(in thousands, except per unit amounts)		*3 mos. ended Mar. 31, 2009*		*3 mos. ended Mar. 31, 2008*
Revenues				
Rental revenue	$	2,248	$	4,351
Hotel revenue		2,927		3,921
Total revenues		5,175		8,272
Expenses				
Property operating expenses		3,854		5,123
Inventory valuation adjustment		-		1,127
Interest expense, net		1,661		2,184
Real estate taxes, net		656		932
Property and asset management fees		454		450
General and administrative		473		281
Advertising costs		101		130
Depreciation and amortization		1,545		3,554
Cost of condominium sales		-		20
Total expenses		8,744		13,801
Interest income		6		34
Loss on derivative instrument, net		(183)		-
Loss from continuing operations before income taxes and noncontrolling interest		(3,746)		(5,495)
Provision for income taxes		(48)		(63)
Loss from continuing operations before noncontrolling interest		(3,794)		(5,558)
Discontinued operations				
Income (loss) from discontinued operations		7		(145)
Net loss	$	(3,787)	$	(5,703)
Noncontrolling interest from continuing operations		582		846
Noncontrolling interest from discontinued operations		(2)		55
Net loss attributable to noncontrolling interest		580		901
Net loss attributable to Behringer Harvard Short-Term Opportunity Fund I LP	$	(3,207)	$	(4,802)
Amounts attributable to Behringer Harvard Short-Term Opportunity Fund I LP				
Continuing operations	$	(3,212)	$	(4,712)
Discontinued operations		5		(90)
Net loss attributable to Behringer Harvard Short-Term Opportunity Fund I LP	$	(3,207)	$	(4,802)
Basic and diluted weighted average limited partnership units outstanding		10,804		10,804
Net loss per limited partnership unit – basic and diluted				
Loss from continuing operations attributable to Behringer Harvard Short-Term Opportunity Fund I LP	$	(0.30)	$	(0.43)
Income (loss) from discontinued operations attributable to Behringer Harvard Short-Term Opportunity Fund I LP		-		(0.01)
Basic and diluted net loss per limited partnership unit	$	(0.30)	$	(0.44)

Net Operating Income (NOI)[1]

(in thousands)		*3 mos. ended Mar. 31, 2009*		*3 mos. ended Mar. 31, 2008*
Total revenues	$	5,175	$	8,272
Operating expenses				
Property operating expenses		3,854		5,123
Real estate taxes, net		656		932
Property and asset management fees		454		450
Advertising costs		101		130
Cost of condominium sales		-		20
Less: Asset management fees		(236)		(232)
Total operating expenses		4,829		6,423
Net operating income	$	346	$	1,849

Reconciliation to Net Loss

Net operating income	$	346	$	1,849
Less: Depreciation and amortization		(1,545)		(3,554)
General and administrative expenses		(473)		(281)
Interest expense, net		(1,661)		(2,184)
Asset management fees		(236)		(232)
Inventory valuation adjustment		-		(1,127)
Provision for income taxes		(48)		(63)
Add: Interest income		6		34
Loss on derivative instrument, net		(183)		-
Income (loss) from discontinued operations		7		(145)
Net loss	$	(3,787)	$	(5,703)

[1]Net operating income (NOI), a non-GAAP financial measure, is defined as rental revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of condominium sales. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund's filing with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

BEHRINGERHARVARD
15601 Dallas Parkway, Suite 600
Addison, TX 75001

Date Published 06/09 • IN • 403105
© 2009 Behringer Harvard

FIRST-CLASS MAIL
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PERMIT NO. 36

2009

Q1

FIRST QUARTER REPORT SUMMARY

behringerharvard.com



Bretton Woods
Dallas, TX

SHORT-TERM OPPORTUNITY FUND I LP

Q1

FIRST QUARTER REPORT SUMMARY

2009

BEHRINGERHARVARD